As filed with the Securities and Exchange Commission on April 19, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE BUCKLE, INC.
(Exact Name of Registrant as Specified in its Charter)

NEBRASKA (State or Other Jurisdiction of Incorporation or Organization)	47-0366193 (I.R.S. Employer Identification Number)

2407 WEST 24TH STREET, KEARNEY, NEBRASKA	68845-4915
(Address of Principal Executive Offices)	(ZIP Code)

THE BUCKLE, INC. 2005 RESTRICTED STOCK PLAN (1)
(Full Title of the Plan)

Karen Rhoads
2407 West 24th Street
Kearney, Nebraska 68845
(308) 236-8491

(Name, address and telephone number of agent for service)

With a copy to:
Robert J. Routh, Esq.
Cline, Williams, Wright, Johnson & Oldfather, L.L.P.
1900 U.S. Bank Building - 233 South 13th Street
Lincoln, Nebraska 68508
(402) 474-6900

(1)	The Company has reserved and is registering 200,000 shares of Common Stock for issuance pursuant to the 2005 Restricted Stock Plan.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock	200,000	$40.455	$8,091,000	$865.74

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	The proposed maximum offering price was determined in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on April 17, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers and directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Buckle, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Company’s latest Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 33-46294) filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The provision regarding indemnification of directors and officers is found in the By-laws of the Company which are incorporated by reference to Exhibit 3.2 to the registration statement on Form S-1 (File No. 33-46294).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index on page 7.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which are made unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska, on April 19, 2006.

THE BUCKLE, INC.

/s/ Karen B. Rhoads
Karen B. Rhoads, Director, Vice President of Finance, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis H. Nelson and Karen B. Rhoads, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. Hirschfeld
Daniel J. Hirschfeld	Director and Chairman of the Board	April 19, 2006
/s/ Dennis H. Nelson
Dennis H. Nelson	Director, President and Chief Executive Officer	April 19, 2006
/s/ Karen B. Rhoads
Karen B. Rhoads	Director, Vice President of Finance and Chief Financial Officer	April 19, 2006
/s/ James E. Shada
James E. Shada	Director and Executive Vice President of Sales	April 19, 2006

/s/ Robert E. Campbell
Robert E. Campbell	Director	April 19, 2006

Bill L. Fairfield	Director	April 19, 2006

Ralph M. Tysdal	Director	April 19, 2006

Bruce L. Hoberman	Director	April 19, 2006

David A. Roehr	Director	April 19, 2006

/s/ William D. Orr
William D. Orr	Director	April 19, 2006

The Plan. Pursuant to the requirements of the Securities Act of 1933, the following persons have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska, on April 19, 2006.

/s/ Karen B. Rhoads
Karen B. Rhoads	Director, Vice President, Chief Financial Officer and authorized representative of the Compensation Committee	April 19, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Index
3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-1, File No. 33-46294) (the “Form S-1”).
3.1.1	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1).
3.2	By-laws of the Company, as amended through April 24, 1995 (incorporated by reference to Exhibit 3.2 to the Form S-1).
5	Opinion of Counsel (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included as a part of the signature pages to the Registration Statement.
99.1	2005 Restricted Stock Plan (incorporated by reference to the Schedule 14A Definitive Proxy Statement of the 2005 Annual Meeting of Stockholders filed May 2, 2005).